EXHIBIT 99.1

        ITALK INC. SIGNS LETTER OF INTENT TO ACQUIRE TELECOMMUNICATIONS
                             GROUP COMPANY ITG, INC.

Ft. Lauderdale, Florida, May 10, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company"), a global provider of advanced communications and mobile broadband services, is pleased to announce that it has signed a Letter of Intent to acquire the assets and business of ITG, Inc., an established 17-year-old international telecommunications company.

"The proposed ITG transaction is another prime example of a targeted acquisition of a complimentary business that would allow iTalk to immediately expand its product offerings, customer base, and backend process capabilities," commented David F. Levy, Chief Executive Officer of iTalk Inc. "During the last 10 years, over $10 million has been invested in the proprietary ITG platform, and once acquired, we hope to leverage ITG's current annual revenue base of over $1.2 million with their 20,000 current customers and over 1,000,000 prior customers to grow the ITG business and expand distribution of the growing list of complimentary iTalk products."

This potential acquisition remains subject to, among other things, iTalk Inc. and ITG, Inc. completing customary pre-closing due diligence and entering into a Definitive Agreement. The Definitive Agreement is expected to be signed by all parties on or before the end of May 24th, 2013. There can be no assurance that any transaction will be completed as proposed or at all.

ABOUT ITG, INC.

Established in 1996, ITG Inc. is a Texas based international telecommunications group focused on direct to consumer subscriber voice and data services.

ABOUT ITALK

At iTalk, we are a mobile communications company using innovative and disruptive technologies to offer consumers a high quality cellular alternative while severely undercutting all major national carriers. Our lead product is the iTalk Sleeve, which when combined with an iPod Touch, our iTalk mobile app, and our aggressive pricing plans, provides consumers with a No Contract, High Voice Quality, and Lowest Price in the industry alternative to traditional cellular coverage. We will continue to search out and develop innovate products and services that will reduce consumers monthly voice and data charges while providing them with additional functionality. Through our access to an extensive network, we are able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.

For further information regarding iTalk Inc., contact:

iTalk Inc. - Investor Relations Dept.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.